As filed with the Securities and Exchange Commission on December 17, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 16, 2009
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On December 16, 2009, Bank of America Corporation (the “Corporation”) announced that its Board of Directors (the “Board”) has elected Brian T. Moynihan to succeed Kenneth D. Lewis as the new President and Chief Executive Officer of the Corporation, effective January 1, 2010. On December 16, 2009, the Board also appointed Mr. Moynihan to the Board effective January 1, 2010. Mr. Moynihan will serve on the Executive Committee of the Board. As an employee director, Mr. Moynihan will not receive any compensation for his services as a director. As previously disclosed, Mr. Lewis will retire from serving as a director of the Corporation, effective December 31, 2009.
     Mr. Moynihan, 50, joined FleetBoston Financial Corporation (“FleetBoston”) in April 1993. He was promoted to lead Corporate Strategy and Development and then went on to lead Global Wealth and Investment Management at FleetBoston. Following the Corporation’s 2004 merger with FleetBoston, he served as president of Global Wealth and Investment Management from April 2004 to October 2007. From October 2007 to December 2008, Mr. Moynihan served as president of Global Corporate and Investment Banking. From December 2008 to January 2009, Mr. Moynihan served as the Corporation’s General Counsel. From January 2009 to August 2009, Mr. Moynihan served as president of Global Corporate and Investment Banking and Global Wealth Management. Since August 2009, he has served as president of Consumer and Small Business Banking.
     A copy of the news release announcing the event described above is attached as Exhibit 99.1 and is incorporated in this report by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated December 16, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: December 17, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated December 16, 2009